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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 100,000 shares of Microwave Transmission Systems, Inc. common stock issuable pursuant to the Company's stock option plans, of our report dated February 1, 2000, with respect to the consolidated financial statements of Microwave Transmission Systems, Inc. included in the Registration Statement (Form 10-SB/A) for the year ended December 31, 1999.



                                       /s/KING GRIFFIN & ADAMSON, P.C.
                                       King Griffin & Adamson, P.C.

Dallas, Texas
August 18, 2000